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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Trustees of Heritage
       Capital Appreciation Trust:


              We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement of Heritage Capital Appreciation Trust on Form N-1A of our report dated October 12, 1995 on our audit of the financial statements and financial highlights of the Trust, which are also included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Registration Statement.



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


     Boston, Massachusetts
     December 26, 1995
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